Exhibit for Regan
to the
Advisors Managed Portfolios Fund Servicing Agreement

Name of Series
Regan Total Return Income Fund

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund*
__ basis points on the first $__
__ basis points on the next $__
__ basis points on the next $__
__ basis points on the balance
Minimum Annual Fee: $__ per fund
Additional fee of $__ for funds other than for domestic equity
Additional fee of $__ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
$__ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
$__ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$__ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$__ – Interest Rate Swaps, Foreign Currency Swaps
$__ – Bank Loans
$__ – Swaptions, Intraday money market funds pricing, up to 3 times per day
$__ – Credit Default Swaps
$__ per Month Manual Security Pricing (>__per day)
NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action and Factor Services (security paydown)
$__ per Foreign Equity Security per Month
$__ per Domestic Equity Security per Month

$__ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
$__ per security per month for fund administrative data

SEC Modernization Requirements
Form N-PORT – $__ per year, per Fund
Form N-CEN – $__ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
$__ for the first fund (subject to Board approval)
$__ for each additional fund 2-5 (subject to change based on Board review and approval)
$__ for each fund over 5 funds
$__ per sub-adviser per fund
$__ onboarding fee
    −     For more than one fund, fees will be aggregated and allocated equally
    −     If fund launches within 12 months of LOI, onboarding fee is included in $__ first fund fee
Per adviser relationship, and subject to change based upon board review and approval.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)

Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $__ per sub-account per year

Daily Compliance Services (if required)
Base fee – $__ per fund per year
Setup – $__ per fund group

Section 18 Compliance Testing
$__ set up fee per fund complex
$__ per fund per month

Section 15(c) Reporting
$__ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $__ per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $__ per additional estimate § State tax returns - (First two included in core services) – $__ per additional return

Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $__
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $__ Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $__ per state return
    −     Sign state income tax returns – $__ per state return
    −     Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $__ per fund

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel

$__ per project – one fund
$__ per project – two funds
$__ per project – three funds
$__ per project – four funds
(Includes MST external counsel fee, subject to services provided; if applicable)
Additional fee of $__ per sub-adviser
Additional fee of $__ per drafting multi-manager exemptive application (does not include outside legal costs)
MST may require up to $__ in escrow

Additional Regulatory Administration Services
Subsequent new fund launch – $__ per fund or as negotiated
Subsequent new share class launch – $__ per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing.
The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.
Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP    $__ for first CUSIP in Fund Complex
    $__ each additional class CUSIP in Fund
                        Complex
Open Accounts    $__ per open account
Closed (zero balance) Accounts    $__ per closed account
Daily Accrual Fund Accounts    $__ per open account

Annual Basis Point Fee per Fund Complex
1 basis point on the first $__
__ basis points on the next $__
__ basis points on the balance
Services Included in Annual Basis Point Fee

Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), , EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Transfer Agent & Shareholder Services - Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$__ per qualified plan account or Coverdell ESA account (Cap at $__ per SSN)
$__ per transfer to successor trustee
$__ per participant distribution (Excluding SWPs)
$__ per refund of excess contribution
$__ per reconversion/recharacterization
Additional Shareholder Paid Fees
$__ per outgoing wire transfer or overnight delivery
$__ per telephone exchange
$__ per return check or ACH or stop payment
$__ per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $__ per CUSIP
Expedited CUSIP Setup – $__ per CUSIP (Less than 35 days)

Fund Characteristic Change
Fund Name Change – $__ per fund/ per change
Fund CUSIP Change – $__ per fund/ per change

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Digital Investor
    −     Implementation – $__ per fund group
    −     Annual Base Fee – $__ per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
Activity (Session) Fees:
    −     Inquiry – $__ per event
    −     Login Challenge – $__ per event
    −     Account Maintenance – $__ per event
−     Transaction – financial transactions, duplicate statement requests, etc. – $__ per event − New Account Set-up – $__ per event
    −     Bank Verification Attempt – $__ per event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $__ per year
Per Record Charge
-Rep/Branch/ID – $__
-Dealer – $__
Price Files – $__ per record or $__ per user per month, whichever is less

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
Account inquiry
-Inquiry - $__ per event
-Vision ID - $__ per month per ID
Transaction Processing*
-Implementation Fee - $__ per Management Company
-Transaction – purchase, redeem, and exchange - $__ per event
-Monthly Minimum Charge - $__ per month
Electronic Statements*
-Implementation- $__ per fund group
-Load charges-$__ per image
-Archive charge (for any image stored beyond 2 years)-$__ per document *Vision ID and event charges also apply.

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
§ $6 per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
-Setup: $__ per user
-Support: $__ per user per month
ReportSource – Report and Data File Storage & Retrieval
-Setup: Included in initial fund setup on Transfer Agent system
-$__ per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
-Standard ad-hoc select: $__ per file
-Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development -     Support: $__ per file per month for recurring files/reports scheduled for delivery via Report Source. -     Recurring files scheduled for delivery via Report Source.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
-Setup: $__ one-time fee
-Support: $__ per file per month
File Delivery to Alternate Sales Reporting Provider
-Setup: $__ one-time fee
-Maintenance Fee: $__ per file per month

Chat Services
Implementation Fee – $__
Monthly Fee – $__ per month
Per Chat Fee – $__ per chat or $__ per minute of chat

Outbound Calling & Marketing Campaigns
Cost based on project requirements including hours, data sourcing and reporting.
Transfer Agent & Shareholder Services
Electronic Form Delivery and Signature Capture
Implementation fee – $__ (includes 15 forms)

Additional setup fee – $__ for each additional form and email template
Form and fund logo modifications – $__ per form, $__ per updated Fund Logo
Monthly minimum fee – $__ per month
Per electronic envelope Fee – $__

Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers -     $__ implementation
-$__ per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers -     Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-$__ implementation
-$__ per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-     $__ implementation
-$__ per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only. - $__ implementation
-$__ per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
-$__ implementation
-$__ per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting. - $__ implementation
-$__ per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system. -     $__ per month

Programming Services
$__ per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
-Fund setup programming (transfer agent system, statements, options, etc.)
-Customized service development
-Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts. - $__ per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$__ setup per fund group
$__ per month administration
$__ per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service. - $__ per fund group per month

CTI Reporting
Integrated custom detailed call reporting – $__ per monthly report

Literature Fulfillment Services
Account Management/Database Administration
-$__ per month
-Receiving – $__ per SKU
-Order Processing – $__ per order
-Skid Storage – $__ per month per location
-Disposal – $__ per SKU
Inbound Teleservicing Only
-Account Management – $__ per month (OR)
-Call Servicing – $__ per call
Lead Source Reporting -     $__ per month
Closed Loop Reporting
-Account Management – $__ per month
-Database Installation, Setup – $__ per fund group
Miscellaneous Expenses
-Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews. §     $__ per Month

Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
Initial data population: $__ for less than 25 CUSIPS / $__ for 25 CUSIPS or more
Monthly maintenance: $__ per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $__/hour

Dealer Survey Completion
Dealer fund survey requests – $__ per hour for completion and quality validation

Fund Event* Services
Programming & File Delivery – $__/hour
Project Management/Analysis – $__/hour
Account Data Retention – $__/account/month until purged*
CUSIP Data Retention – $__/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
$__ – $__ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
$__ – $__ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
$__ – $__ MARS Sales Reporting (Includes 5 Sales Users)
$__ – $__ MARS 22c-2 Compliance (Includes 5 Compliance Users)
$__ – $__ – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.
Standard Version 8i System Setup & Implementation Costs (One-time fee)
$__ – SalesForce.com Integration
$__ – Custom Data Interface
$__ – OmniSERV Setup
$__ – Standard Interface
$__ – Additional OmniSERV Interface

Standard Version 8i Licenses (Monthly Fee Per User)
$__ – Sales Reporting
$__ – 22c-2 Compliance
$__ – CRM
$__ – SFDC

Standard Version 8i Products & Services (Monthly Fee)
$__ – OmniSERV
$__ – Daily Transaction Load from Sales Portal
$__ – Monthly Asset Load from Sales Portal
$__ – SalesForce.com

Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
$__ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data) MARS Lite Products & Services (Monthly fees based on AUM) §     $__/month (AUM $__ – $__)
$__/month (AUM $__ – $__)
$__/month (AUM $__ – $__)
$__/month (AUM $__ – $__)
Once an AUM of $__ has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.
Base includes initial three dealer interfaces. Each additional interface is $__ per month.

Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $__ per month. No CRM real-time integration. No system access.
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
$__ – Custom Data Interface
$__ – Standard Interface
$__ – OmniSERV Interface
Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)
MARS Training
$__ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view. §     Document Loading, Storage, and Access – $__ per statement
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Confirm Statements – $__ initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $__ per statement
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Investor Statements – $__ initial setup fee
Electronic Tax Presentation eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $__ per statement
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Tax Statements – $__ initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Compliance Documents – $__ initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $__ per transaction
Consent Enrollment – $__ per transaction
View Statements – $__ per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $__ per document per year for three years and greater, if desired

Digital Investor customization charges apply

Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
$__ implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $__ per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
§     $__ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)
+ Each Third-Party Agent Lender will be invoiced directly

Advisor’s signature as acknowledgement of the fee schedule is not needed. Regan Capital, LLC signed the fee schedule on September 9, 2020.